Exhibit 3.1

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                       ACCORD ADVANCED TECHNOLOGIES, Inc.

We, the undersigned President and Secretary of Accord Advanced Technologies, Inc. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened and held on the 7th day of May 2001 adopted a resolution to amend the original articles as follows:

ARTICLE 1 is hereby amended to read as follows:

         That the name of the corporation is:
         Central Utilities Production, Corporation

ARTICLE 4 is hereby amended to read as follows:

         The amount of the total authorized capital stock of the corporation is Fifty Thousand Three Hundred Dollars ($50,300) consisting of Five Hundred Million (500,000,000) shares of Common stock and Three Million (3,000,000) shares of Preferred stock all have the par value of $.0001 each.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 39,568,638; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                          /s/ Travis Wilson
                                          --------------------------------
                                          Travis Wilson, President

                                          /s/ Carl P. Ranno
                                          --------------------------------
                                          Carl P. Ranno, Secretary

State of _Arizona

County of _______ Maricopa  _____


     On May 24, 2001___________________________ , personally appeared before me, a Notary Public,

              Dawn Johnson Fuller, Travis Wilson and Carl P. Ranno
                (Name of persons appearing and signing document)

Who acknowledged that they executed the above instrument.

/s/ Dawn Johnson Fuller
---------------------------
Signature of Notary

                             [Notary Stamp or Seal]